                                                                    EXHIBIT 99.5

                                OPTION AGREEMENT

     THIS OPTION AGREEMENT is made and entered into as of the first day of March, 1993, by and between Ergo Science Incorporated, a Delaware corporation (the "Company"), and David R. Burt, an individual residing in the State of Texas (the "Executive").

                              PRELIMINARY STATEMENT

     A. The Company desires for the Executive to enter into that certain Employment Agreement, dated of even date herewith, by and between the Company and Executive (the "Employment Agreement"), and, pursuant to the Employment Agreement and this Agreement to grant to the Executive an option to purchase 500 shares of the common stock, $.01 par value per share, of the Company (the "Common Stock"); and

     B. The Executive desires to enter into the Employment Agreement and this Agreement with the Company and to receive the Option (as hereinafter defined).

                                    AGREEMENT

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Employment Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereinafter set forth, the Company and the Executive hereby agree as follows:

     1. GRANT OF OPTIONS. Subject to the terms and conditions set forth in this Agreement, as additional consideration for the Executive's entering into the Employment Agreement, the Company hereby grants to the Executive an option (the "Option") to purchase from the Company during the period beginning on the date of this Agreement and ending March 31, 2003, 500 shares of the Common Stock of the Company at a price of $20 per share, subject to adjustment as provided in
Section 7 below. The Option shall be immediately exercisable for 50 shares of Common Stock. The Option will become exercisable with respect to the remaining shares of Common Stock that are the object of the Option during each month of the period beginning on the date of this Agreement and ending on March 31, 1996 (the "Vesting Period"). The Option will become exercisable with respect to shares of Common Stock (1) at a rate of 12 shares of Common Stock for each month of completed service pursuant to the Employment Agreement beginning with the month of March, 1993 and ending with the month of February, 1996 and (ii) at a rate of 30 shares of Common Stock for completed service for the month of March, 1996. In the event the Executive's services are terminated pursuant to Section 9 of the Employment Agreement, the Option will be exercisable only for the number of shares of Common Stock that have become exercisable immediately prior to the effective date of the termination of service and the Option will not become exercisable for any additional shares of Common Stock after the effective date of the termination of service.

     2. EXERCISE OF OPTION. The Option may be exercised in whole or in part, from time to time, in accordance with Section 1 above, by written notice to the Company at its principal executive office, which notice shall: (i) specify the number of shares to be purchased and the purchase price to be paid therefor, and (ii) be accompanied by payment in full of the purchase price in cash, by a certified or cashier's check to the order of the Company, or, with the consent of the Board of Directors of the Company (the "Board"), with shares of the Company owned by the Executive (at a value agreed to by the Executive and the Company), including a multiple series of exchanges of Common Stock acquired upon exercise of this Option.

     3. RESTRICTIONS ON TRANSFER OF OPTION. This Option shall not be transferable except by will or by the laws of descent and distribution. During the Executive's lifetime this Option may be exercised only by him (or his legal representatives in the event of his disability). No assignment or transfer of the Option, whether voluntary or involuntary, by operation of law or otherwise except a transfer by will or by the laws of decent or distribution, shall vest in the assignee or transferee any interest or right whatsoever in this Option. In the event of the Executive's death, this Option may be exercised by the legal representatives of the Executive's estate or by any person who shall receive an interest in the Option by will or by the laws of descent and distribution. References to the Executive in this Agreement shall include any person who shall receive an interest in the Option by will or by the laws of descent and distribution. To the extent that any provision of this Section 3 is inconsistent with the transfer restrictions set forth in the Stockholder Rights Agreement dated August 5, 1992 (the "Stockholder Rights Agreement"), the restrictions set forth in this Agreement shall be controlling.

     4. SECURITIES ACT RESTRICTIONS. The Executive agrees that the shares of Common Stock acquired upon exercise of this Option shall be acquired for his own account for investment only and not with a view to, or for resale in connection with, any distribution or public offering hereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), or other applicable securities laws. If the Board so determines, any stock certificates issued upon exercise of this Option shall bear a legend to the effect that the shares have been so acquired. Except as provided in Section 8 below, the Company may, but in no event shall be required to, bear any expenses of complying with the Securities Act, other applicable securities laws, or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification, or transfer, as the case may be, of this Option or any shares of Common Stock acquired upon the exercise thereof. The foregoing restrictions on the transfer of the shares of Common Stock shall be inoperative if (a) the Company previously shall have been furnished with an opinion of counsel, satisfactory to it, to the effect that such transfer will not involve any violation of the Securities Act or other applicable securities laws, or (b) the shares shall have been duly registered in compliance with the Securities Act and other applicable securities laws including registration in accordance with Section 8 below. To the extent that any provision of this
Section 4 is inconsistent with the transfer restrictions set forth in the Stockholder Rights Agreement, the restrictions set forth in this Agreement shall be controlling.

     5. EXECUTIVE NOT A STOCKHOLDER. The Executive shall not be deemed a stockholder of the Company with respect to any of the shares subject to this Option, except to the extent that such shares shall have been purchased and transferred to him. The Company shall not be required to issue or transfer any certificates for shares purchased upon exercise of this Option until all applicable requirements of law have been complied with and, if such shares have been registered pursuant to Section 4 above, such shares shall have been duly listed on any securities exchange on which the Common Stock may then be listed.

     6. NO GUARANTEE OF RETENTION The Option shall not confer on the Executive any right to continue in the service of the Company or affect the Company's right to terminate his service in accordance with the other terms of the Employment Agreement and nothing contained herein shall be deemed a waiver or modification of any provision contained in the other Sections of this Agreement or in any agreement between the Executive and the Company. The Option shall not affect the right of the Company to reclassify, recapitalize, or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, wind up, or otherwise reorganize.

     7. STOCK SPLITS, DIVIDENDS, MERGERS, ETC. In the event a Stock Reclassification Transaction (as hereafter defined) occurs after the date hereof but before the Option is exercised for all of the shares of Common Stock that are subject to the Option, then (and in the case of each such Stock Reclassification Transaction), upon the proper exercise of the Option at any time after the performance of the Stock Reclassification Transaction, the Executive shall be entitled to receive, in lieu of the Common Stock transferable upon exercise of the Option before the Stock Reclassification Transaction, the number of shares of Common Stock and/or the amount of cash, securities, or other property to which the Executive would have been entitled as a stockholder of the Company upon occurrence of the Stock Reclassification Transaction if the Executive had exercised the Option immediately before the Stock Reclassification Transaction. For purposes of this Agreement a "Stock Reclassification Transaction" means any one or more transactions in which the Company shall at any time (a) consolidate with or merge into any other person or entity and is not the continuing or surviving corporation of that consolidation or merger, (b) permit any other person or entity to consolidate with or merge into the Company with the Company being the continuing or surviving corporation and, in connection with that consolidation or merger, Common Stock of the Company is changed into or exchanged for cash, stock, or other securities or any other property, (c) transfer all or substantially all of its properties and assets to any other person or entity, (d) effect a capital reorganization or reclassification of Common Stock of the Company, (e) pay or make a dividend or other distribution on any class or series of capital stock of the Company in shares of Common Stock, (f) subdivide (by means of a stock split or otherwise) its outstanding shares of Common Stock into a larger number of shares, or (g) combine (by means of a reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares.

     8. RECLASSIFICATION OF SHARES AND PAYMENT OF TAXES. The Executive and the Company acknowledge that the Executive may become liable for the payment of federal, state, and local income or other taxes during each tax year in which the Option or any portion thereof is exercised. The Board may (but only if the Executive is an employee of the Company or its subsidiaries), in its discretion, require the Executive to pay to the Company at the time of the exercise of all or any portion of the Option the amount that the Board deems necessary to satisfy the Company's current or future obligation to withhold federal, state, or local income or other taxes that the Executive incurs by exercising the Option. Upon exercise of the Option, the Company shall assist the Executive in paying on or before the date such tax payments are due and payable to the taxing authority, an amount that is sufficient to pay all federal, state, and local income taxes imposed with respect to the securities received upon exercise of the Option and any related disposition of such securities contemplated by this Section (the "Tax Liability") by facilitating a sale of the securities in accordance with Section 8(a) below or by arranging for the repurchase of a portion of the Registrable Securities in accordance with Section 8(b) below. The amount of such Tax Liability shall be conclusively determined by the Company's independent certified public accountants based on the estimated federal, state, and local income taxes that Executive will incur by reason of the exercise of the Option. The Executive agrees to provide the Company and its independent accountants all information that they may request to calculate such Tax Liability. The Executive shall be deemed to have incurred a Tax Liability on the date of the exercise of the Option that gives rise to the Tax Liability.

     (a) In the event that at the time that the Executive incurs a Tax Liability, (i) the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by reason of a publicly traded class of securities, (ii) the securities received upon exercise of the Option are the same as the class of securities that are publicly traded, and (iii) any or all of the securities acquired by the Executive upon exercise of the Option are Registrable Securities (as hereinafter defined), then the Company agrees that, upon the written request of the Executive specifying the securities to be transferred and the intended method of disposition of such securities (the "Request for Registration"), it will file within 90 days of such notice a registration statement on form S-8 (or any similar form permitting the public sale contemplated by the Request for Registration) and using commercially reasonable efforts to keep such registration statement effective for a period ending on the earlier of the date 12 months following the date on which such registration statement is declared effective and the date on which the distribution of securities thereunder is completed. Notwithstanding the foregoing the Company shall not have any obligation under this Section 8(a) to register securities received upon exercise of the Option (i) to the extent that the Company receives the Request for Registration after the second anniversary date of the initial public offering of the Common Stock of the Company that is registered under the Securities Act or (ii) to the extent that the Company receives the Request for Registration after the Company has filed two such registration statements under this Section 8(a) that have been declared effective. For purposes of this Agreement, "Registrable Securities" shall mean any securities received upon exercise of the Option, provided that such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or, (B) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (C) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (D) such securities shall have ceased to be outstanding.

     (b) In the event that at the time that the Executive incurs a Tax Liability, (A) the conditions described in clauses (i), (ii), and (iii) of
Section 8(a) above are not satisfied and (B) the Company has received approval to market its treatment methods for one or more indications from the United States Food and Drug Administration, the Company agrees that, upon the written request (the "Repurchase Request") of the Executive specifying the securities to be repurchased, it will (provided that adequate liquid resources are available to the Company) repurchase securities received upon exercise of the Option to the extent necessary to provide the Executive with funds sufficient to pay the Tax Liability in a single repurchase transaction on the Repurchase Date (as hereinafter defined) and at the Repurchase Price (as hereinafter defined) determined on the Valuation Date (as hereinafter defined) for such Repurchase Request. At the closing, the Company shall pay the Repurchase Price in cash to the Executive, and the Executive shall deliver to the Company the certificate(s) representing the offered securities, properly endorsed for transfer. In connection with any sale, the Executive shall represent and warrant that upon payment for the securities, the purchasing party or parties will acquire good title, free of any liens or claims of third parties. The Company may assign its repurchase right (but not its obligation) in whole or in part to any person without the consent of the Executive.

          (i) For purposes of this Agreement, "Repurchase Date" with respect to any Repurchase Request shall mean the date 90 days after the date of the Repurchase Request, provided, however that, in the event that the Repurchase Price for the securities is determined by one or more Independent Financial Experts, the "Repurchase Date" shall mean the date that is 60 days from the date of the completion of the determination of the Repurchase Price.

          (ii) For purposes of this Agreement, the "Repurchase Price" shall mean the fair market value of the securities as of the Valuation Date. The Repurchase Price shall be the value agreed to by the Company and the Executive within 30 days after the Company's notice of the Repurchase Request. If the Company and the Executive cannot agree on the Repurchase Price within such period, then the Repurchase Price shall be determined by an Independent Financial Expert selected by the Company who shall be engaged by the Company and report directly to the Company; provided, however, that if the Executive shall object to such determination within 10 days after being notified thereof by the Company, the Executive shall within such 10-day period select an Independent Financial Expert to determine the fair market value of such securities on behalf of the Executive. In the event that the Independent Financial Experts selected by the Company and the Executive cannot agree on the fair market value of such securities, then the two Independent Financial Experts shall mutually select a third Independent Financial Expert to determine the fair market value of such securities, and the value selected by such third firm (which shall in all events be one of the values selected by the two Independent Financial Experts and not a third value) shall be binding on all of the parties hereto. Each such Independent Financial Expert may use any customary method of determining fair market value. The cost of the Independent Financial Expert selected by the Company shall be paid by the Company, the cost of the Independent Financial Expert, if any, selected by the Executive shall be paid entirely by the Executive and the cost of the independent Financial Expert; if any, mutually selected by the two Independent Financial Experts appointed by each of the Company and the Executive shall be paid one-half by the Company and one-half by the Executive. For purposes of this Agreement, "Independent Financial Expert" means any reputable investment bank, accounting firm, or appraiser which
     (A) is experienced in making determinations such as the Repurchase Price,
     (B) does not (and whose directors, officers, employees, affiliates, and stockholders do not) have a material direct or indirect financial interest in the Company or any of its affiliates, (C) has not been, and at the time it is called upon to give independent financial advice to the Company, is not (and none of whose directors, officers, employees, affiliates, or stockholders is) a promoter, director, or officer of the Company or any of its affiliates, and (D) does not provide any advice or opinions to the Company except as an Independent Financial Expert. The Independent Financial Expert may be compensated by the Company for opinions or services it provides as an Independent Financial Expert.

          (iii) For purposes of this Agreement, "Valuation Date" for the Repurchase Request shall mean the last day of the calendar month preceding the month during which the Company receives the Repurchase Request.

     9. CONVERSION OR EXCHANGE OF OPTION SECURITIES. In the event of an initial Public Offering by the Company of common stock that is of a class that is different from the class of common stock received by the Executive upon exercise of the Option, (a) the Executive shall have the option to exchange the common stock received upon exercise of the Option (the "Option Shares") for shares of common stock that are of the class that is publicly traded (the "Publicly Traded Shares") and (b) the Company shall have the option to cause the Executive to exchange the Option Shares for Publicly Traded Shares. In each case, the Executive shall receive a number of Publicly Traded Shares in exchange for the Option Shares that will preserve the Executive's fully diluted ownership percentage in the proceeds of liquidation of the Company. Notwithstanding the foregoing, the Executive shall not be required to exchange the Option Shares at the election of the Company if (i) the Publicly Traded Shares have rights and preferences other than voting rights that are not substantially the same as the rights and preferences of the Option Shares and (ii) the exchange will result in the immediate recognition by the Executive of taxable gain on the exchanged shares for federal income tax purposes.

     10. GOVERNING LAW. This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of Delaware.

     11. ASSIGNABILITY; BINDING NATURE. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of the Executive) and permitted assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of thc Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law.

     12. OPTIONS. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof

     13. NOTICES. Any notice required by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the person concerned at the address indicated below or to such changed address as such person may subsequently give such notice of:

If to the Company:         Ergo Science Incorporated
                           Charlestown Navy Yard
                           100 First Avenue, Fourth Floor
                           Charlestown, Massachusetts 02129
                           Attn: Manuel Cincotta, Jr.,
                           Chief Executive Officer
if to Executive:           David R. Burt
                           544 Franklin Street
                           Reading, Massachusetts 01867

     A party may change its or his address by giving written notice to the other party hereto, which notice shall be effective upon actual receipt.

     14. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term, including renewals, of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     15. AMENDMENTS. This Agreement may be amended at any time and from time to time in whole or in part by an instrument in writing setting forth the particulars of such amendment duly executed by both the Company and the Executive.

     16. ENTIRE AGREEMENT. This Agreement, together with the Employment Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings, if any, relating to the subject matter hereof.

     17. NUMBER AND GENDER. Whenever herein the singular number is used, the same shall include the plural where appropriate, and the words of any gender shall include each other gender where appropriate.

     18. WAIVER. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

     19. DELIVERY OF PROXY. The Executive agrees that each time be exercises a portion of the Option, he will execute a proxy substantially in the form of Exhibit A attached hereto with respect to the securities that are the subject of the exercise.

     20. STOCKHOLDER RIGHTS AGREEMENT. Upon exercise of all or any portion of the Option, the Company and the Executive agree to take any and all steps necessary to make the Executive a party to the Stockholder Rights Agreement.

     21. COUNTERPARTS. This Agreement has been executed in two or more identical counterparts, each of which for all purposes is to be deemed an original, and all of which constitute, collectively, one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     22. STOCK OPTION PLAN. Executive agrees to convert this Agreement to the form used as the standard in the Company's Stock Option Plan, at the Company's request, except that the provisions relating to the number of options, vesting period and exercise price shall not change.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      ERGO SCIENCE INCORPORATED


                                      By  /S/ MANUEL CINCOTTA, JR.
                                          -------------------------------------
                                          Manuel Cincotta, Jr., President


                                      EXECUTIVE


                                      /S/ DAVID BURT
                                      ------------------------------------------
                                      David R. Burt



     The undersigned is executing this Agreement as the spouse of Executive solely for the purpose of acknowledging her agreement to be bound by Sections 3 and 4 of this Agreement.



                                      /S/ JANET H. BURT
                                      -----------------------------------------
                                      Janet H. Burt

EXHIBIT A

                                       TO
                              CONSULTING AGREEMENT


                                IRREVOCABLE PROXY


     WHEREAS, Manuel Cincotta, Jr. ("Cincotta") is a stockholder, director, President and Chief Executive Officer of Ergo Science Incorporated, a Delaware corporation ("Ergo"); and

     WHEREAS, David K. Burt, an individual residing in the State of Texas ("Burt"), is the holder of record of certain shares of the Common Stock, par value $01 per share ("Common Stock"), of Ergo acquired upon exercise of a certain stock option (the "Option") granted under the terms of that certain Option Agreement between Ergo and Burt dated March 1, 1993; and

     WHEREAS, Janet H. Burt, an individual residing in the State of Texas ("Spouse"), is the spouse of Burt; and

     WHEREAS, Butt desires to appoint Cincotta as the attorney and proxy for Burt to represent Burt as a stockholder of Ergo with respect to all matters submitted to a vote at a meeting of the stockholders of Ergo or made the subject of a written consent in lieu thereof;

     NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that Burt hereby appoints Cincotta as attorney and unrestricted proxy of Burt, with full power of substitution for and in the name of the Burt, to represent Burt at all meetings of the stockholders of Ergo and any adjournments thereof, to express consent or dissent to corporate action in writing without a meeting of the stockholders of Ergo in connection with the execution and delivery of such written consent or dissent, and to otherwise vote or act with respect to the shares of Common Stock of Ergo now owned or hereafter acquired by Burt, with all the powers which Burt would possess if personally present at any such meeting, or if personally executing any such consent or dissent.

     Burt represents to Cincotta that Burt (i) is the record and beneficial owner of the shares of the Common Stock subject on the date hereof to this Irrevocable Proxy and has full right and power to vote the shares owned of record by Burt on the date hereof on all matters that may come before a meeting of stockholders of Ergo, and (ii) has full legal power and capacity to execute, deliver and perform this Irrevocable Proxy. Burt further represents that this Irrevocable Proxy has been duly and validly executed and delivered by Burt. Burt agrees to indemnify and hold Cincotta harmless against any loss, cost, damage, or expense (including attorneys' fees) which he may ever sustain as a result of any inaccuracy or alleged inaccuracy in any representation contained herein.

     The undersigned further agrees to execute and deliver such other documents and instruments (including stockholder consents) and perform such other acts as may be necessary or desirable to implement the provisions of this Irrevocable Proxy and the purposes hereof.

     This proxy shall apply to all of the shares of Common Stock of Ergo now owned or hereafter acquired by Burt pursuant to the Option. This proxy shall survive the transfer of any or all of the Common Stock by Burt to any Burt Affiliate (as hereinafter defined). For purposes of this proxy, "Burt Affiliate" shall mean and include (a) Burt and his Spouse, (b) any person that is a spouse, child, grandchild, brother, sister, or parent of any person described in clause
(a), (c) any trust for the benefit of any person described in clause (a) or (b), and (d) any entity in which any person described in clauses (a) or (b) above is a director, officer, trustee, partner, or holder of more than five percent of the outstanding equity securities thereof. This proxy shall not be applicable and shall terminate with respect to any shares of Common Stock that are transferred by Burt to any person or entity that is not a Burt Affiliate.

     This proxy shall become effective on the date hereof and, being coupled with an interest sufficient in law to support an irrevocable power, is irrevocable until expressly terminated by Cincotta in writing. This proxy shall survive the termination of any and all other agreements currently in effect or entered into hereafter by and between Burt and Cincotta or Ergo, or including Burt and Cincotta or Ergo as parties, excepting only a writing executed by Cincotta expressly terminating this Irrevocable Proxy.

     IN WITNESS WHEREOF, the undersigned has duly executed this Irrevocable Proxy as of ________, 199__.



                                       ----------------------------------------
                                       David R. Burt

     The undersigned is executing this Agreement as the spouse of the Consultant solely for the purposes of acknowledging her agreement to be bound by the applicable provisions of this proxy to the extent of any interest she may have in and to the Common Stock.




                                       ----------------------------------------
                                       Janet H. Burt

STATE OF TEXAS          ss.
                        ss.
COUNTY OF DALLAS        ss.

     The foregoing instrument was acknowledged and sworn to before me this ____ day of ______, 199__, by David R. Burt.



                                       ----------------------------------------
                                       Notary Public


My Commission Expires:


-------------------------------



STATE OF TEXAS          ss.
                        ss.
COUNTY OF DALLAS        ss.

     The foregoing instrument was acknowledged and sworn to before me this ___ day of _______, 199__, by Janet H. Burt.



                                       ----------------------------------------
                                       Notary Public


My Commission Expires:


-------------------------------

                       FIRST AMENDMENT TO OPTION AGREEMENT


     THIS FIRST AMENDMENT (this "Amendment") to the Option Agreement dated as of March 1, 1993 (the "Option Agreement"), by and between Ergo Science Incorporated, a Delaware corporation (the "Company"), and David R. Burt (the "Executive") is entered into as of April 27, 1995, by and among the Company, Ergo Science Holdings, Incorporated, a Delaware corporation ("Ergo Holdings"), and the Executive.

     WHEREAS, pursuant to the Option Agreement the Company has granted the Executive an option to purchase 500 shares of common stock, $.01 par value per share, of the Company (the "Option");

     WHEREAS, pursuant to an amendment to Article Fourth of the Company's Certificate of Incorporation effective as of July 14, 1994 each share of common stock, $.01 par value per share, of the Company thereafter represented one share of Class A Common Stock, $.01 par value per share, of the Company (the "Ergo Class A Common Stock") and thereafter the Option, pursuant to the terms thereof, represented the right to acquire the same number of shares of Ergo Class A Common Stock subject to the terms and conditions of the Option Agreement;

     WHEREAS, pursuant to the Agreement and Plan of Merger dated as of December 23, 1994 among the Company, Ergo Holdings and Ergo Transaction Company I, a Delaware corporation and a wholly-owned subsidiary of Ergo Holdings ("Transco"), concurrently with the execution of this Amendment Transco is merging with and into the Company (the "Merger") and, among other things, (i) each outstanding share of Ergo Class A Common Stock is being converted into one share of Class A Common Stock, par value $.01 per share, of Ergo Holdings ("Ergo Holdings Class A Common Stock") and (ii) each outstanding option to purchase Ergo Class A Common Stock shall be assumed by Ergo Holdings and shall represent the right to acquire the same number of shares of Ergo Holdings Class A Common Stock on the same terms and conditions as in effect prior to the Merger;

     WHEREAS, as a result of the Merger, the Company will become a wholly-owned subsidiary of Ergo Holdings;

     WHEREAS, the Company, Ergo Holdings and the Executive wish to acknowledge that from and after the effective time of the Merger the Option shall represent the right to acquire the same number of shares of Ergo Holdings Class A Common Stock, subject to the terms and conditions thereof, and further wish to amend the Option Agreement to reflect the Merger and to evidence the assumption by Ergo Holdings of the obligations of the Company thereunder;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. All references to "the Company" in the Option Agreement shall be deemed to refer to Ergo Holdings. Ergo Holdings is executing this Amendment for purposes of acknowledging its assumption of the obligations of the Company under the Option Agreement.

     2. All references to "Common Stock" in the Option Agreement shall be deemed to refer to the Ergo Holdings Class A Common Stock.

     3. Except as herein specifically amended, the Option Agreement shall continue in full forte and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of April 27,1995.


                                 ERGO SCIENCE INCORPORATED


                                 By: /S/ MANUEL CINCOTTA, JR.
                                     -------------------------------------------
                                     Name:
                                     Title:


                                 ERCIO SCIENCE HOLDINGS, INC.


                                 By: /S/ MANUEL CINCOTTA, JR.
                                     -------------------------------------------
                                     Name:
                                     Title:



                                 EXECUTIVE


                                 /S/ DAVID BURT
                                 -----------------------------------------------
                                 David R. Burt

                                SECOND AMENDMENT
                                       TO
                                OPTION AGREEMENT


     THIS SECOND AMENDMENT TO OPTION AGREEMENT (this "Second Amendment") is made and entered into this 6th day of October, 1995 by and between Ergo Science Corporation, a Delaware corporation (the "Company"), and David R. Burt (the "Executive").

                              PRELIMINARY STATEMENT

     WHEREAS, the Company and the Executive have entered into that certain Option Agreement (the "Option Agreement") dated March 1, 1993, as amended, pursuant to which the Executive was granted the option to purchase 500 shares of the Company's common stock, par value $.01 per share ("Common Stock"); and

     WHEREAS, on January 1, 1994 the Company granted (the "Second Grant") the Executive the option to purchase an additional 100 shares of Common Stock upon the same terms and conditions as those set forth in the Agreement; and

     WHEREAS, during October 1995 the Company effected a 25 for 1 stock split;
and

     WHEREAS, the Company and the Executive desire to amend the Option Agreement to reflect the Second Grant, the Stock Split and certain other matters.

     NOW, THEREFORE, subject to the terms and conditions hereinafter set forth, the Company and the Executive hereby agree as follows:

                                    AGREEMENT

     1. The Option (as that term is used in the Option Agreement) is an option to purchase 15,000 shares at a price of $.80) per share.

     2. As of the date of this Second Amendment, the Option is exercisable with respect to 12,600 shares of Common Stock. The Option will become exercisable with respect to the remaining shares that are subject to the Option (i) at a rate of 360 shares of Common Stock on the last day of each month during which the Executive remains a full time employee of the Company or its affiliates, beginning with the month of October 1995, and (ii) 600 shares on the last day of March 1996 if the Executive remains a full time employee of the Company through that date.

     3. Upon a Change in Control, as that term is defined in the Company's Amended and Restated 1995 Long Term Incentive Plan as in effect as of the date hereof, the Option shall immediately become exercisable in full.

     4. If the Executive's employment with the Company is terminated for any reason other than his death or Disability (as defined in any employment agreement between the Executive and the Company), then the following provisions shall apply:

          (a) if the termination is by the Company, then the following provisions shall apply:

               (i) if the termination is without "cause" (as defined in any written employment agreement between the Executive and the Company), then the Option shall automatically become immediately exercisable with respect to all shares of Common Stock thereunder.

               (ii) if the termination is for "cause," then that portion, if any, of the shares underlying the Option with respect to which the Option is not yet exercisable as of the date of the termination shall become null and void as of the date of the termination.

          (b) if the termination is by the Executive, then the following provisions shall apply:

               (i) if the termination is without "good reason" (as that term is defined in any written employment agreement between the Executive and the Company), then that portion, if any, of the shares underlying the Option with respect to which the Option is not yet exercisable as of the date of the termination shall become null and void as of the date of the termination.

               (ii) if the termination is for "good reason" (as that term is defined in any written employment agreement between the Executive and the Company), then the Option shall automatically become immediately exercisable with respect to all shares of Common Stock thereunder.

     The portion, if any, of the shares underlying the Option with respect to which the Option is exercisable as of the date of termination shall be exercisable for a period of the lesser of (a) the remainder of the term of the Option or (b) 180 days following the date of termination. Any portion of the Option not exercised upon the expiration of the lesser of the periods specified in (a) or (b) above shall be null and void.

     5. Section 19 of the Option Agreement is hereby deleted in its entirety.

     6. Except as specifically amended or modified herein, the terms and provisions of the Option Agreement shall remain in full force and effect.

     7. This Second Amendment may be executed in any number of counterparts.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the date first above written.


                                     ERGO SCIENCE CORPORATION

                                     By: /S/ J. WARREN HUFF
                                         ---------------------------------------
                                         J. Warren Huff
                                         President



                                     EXECUTIVE


                                     /S/ DAVID BURT
                                     -------------------------------------------
                                     David R. Burt


     The undersigned, a third party beneficiary of the Option Agreement, hereby acknowledges and agrees to the terms and provisions of this Amendment by signing below on this 6th day of October, 1995.


                                     /S/ MANUAL CINCOTTA, JR.
                                     -------------------------------------------
                                     Manuel Cincotta, Jr.

                                 THIRD AMENDMENT
                                       TO
                                OPTION AGREEMENT


     THIS THIRD AMENDMENT (this "Amendment") to the Option Agreement dated as of March 1, 1993 (the "Option Agreement"), by and between Ergo Science Corporation, a Delaware corporation (the "Company"), and David R. Burt (the "Executive") is entered into as of November 6, 1995, by and among the Company and the Executive.

                                    RECITALS

     1. Section 8(a) of the Option Agreement provides certain registration rights (the "Registration Rights") to the Executive with respect to shares of stock that may be purchased by the Executive under the option Agreement.

     2. The Executive and the Company desire to amend the Option Agreement to delete the Registration Rights.

                                    AGREEMENT

     1. Section 8(a) of the Option Agreement is hereby deleted in its entirety.

     2. Except as herein specifically amended, the Option Agreement shall continue in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of November 6, 1995.


                                  ERGO SCIENCE CORPORATION


                                  By: /S/ J. WARREN HUFF
                                      ----------------------------------------
                                  J. Warren Huff
                                  President


                                  EXECUTIVE


                                  /S/ DAVID BURT
                                  --------------------------------------------
                                  David R. Burt